Exhibit 99.01

Investor Contact:	Press Contact:
Paul Mansky	Katherine Lane
Sr. Director Corporate Development & Investor Relations	Sr. Director Corporate & Marketing Communications
+1 714 885-2888	+1 714 885-3828
paul.mansky@emulex.com	katherine.lane@emulex.com

EMULEX ANNOUNCES FISCAL 2015 FIRST QUARTER RESULTS

COSTA MESA, Calif., October 30, 2014 ─ Emulex Corporation (NYSE:ELX), a leader in network connectivity, monitoring and management, today announced earnings results for the first quarter of fiscal 2015 ending September 28, 2014.

First Quarter Financial Highlights

•
Total revenue of $104 million, up 4% sequentially and above the $93 million to $99 million initial guidance range provided in our fiscal fourth quarter earnings call, driven by strength in Network and Storage Connectivity Products.

•	Non-GAAP diluted earnings of $0.14 and a GAAP loss of $0.01 per share as compared to guidance of $0.07 - $0.11 on a non-GAAP basis and a $0.07 - $0.11 loss on a GAAP basis.

•	Non-GAAP operating income of $13 million, up 90% versus the prior quarter, reflecting stronger revenue performance, consistent non-GAAP gross margin, and operational discipline.

•	Generated $21 million in cash from operations in the quarter with an ending cash, cash equivalents, and investments balance of $174 million.

“We entered our fiscal 2015 on strong footing, with solid performance across multiple categories including our Ethernet and Fibre Channel products, allowing us to outperform versus expectations,” commented Jeff Benck, president and CEO, Emulex. “Over the past forty-five days we have launched an unprecedented number of OEM and ODM design wins for our Connectivity products, designed to meet the performance requirements of Grantley-based servers, with more to come. We look forward to seeing these enterprise products ramp in the market over the coming year.”

“While a number of things went well for us in the quarter, our Network Visibility Products (NVP) Division requires additional attention. To that end, we recently appointed industry veteran Ali Hedayati as senior vice president and general manager of NVP, reporting directly to me. I fully expect with Ali’s proven business management and segment experience that NVP will benefit from his leadership,” Benck concluded.

FY’15 Q1 Earnings Results
October 30, 2014

Business Outlook

Although actual results may vary depending on a variety of factors, including those listed in the Safe Harbor Statement below and our filings with the SEC, Emulex is forecasting second quarter net revenue in the range of $102 - $108 million. The Company expects second quarter non-GAAP earnings of $0.14 - $0.18 and a GAAP loss of $0.04 to breakeven per share. GAAP estimates for the second quarter reflect approximately $0.18 per diluted share in expected expense arising primarily from amortization of intangibles, stock-based compensation, royalties, mitigation expenses and license fees associated with the Broadcom patent litigation, the accretion of debt discount on outstanding convertible senior notes, and the tax effects and the impact of our U.S. GAAP tax valuation allowance associated with these items. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.

First Quarter Business Highlights

•
Secured design wins with 10/20/40Gb Ethernet and Converged Network and 8/16Gb Fibre Channel products optimized for the high performance needs of the next generation Intel Grantley-based platforms introduced by major OEMs and ODMs including:

•	Dell PowerEdge 13th generation servers

•	HP ProLiant Gen9 servers

•	IBM System x and BladeCenter servers

•	Lenovo ThinkServer family

•	Fujitsu PRIMERGY RX, TX, BX and CX rack, tower, blade, and scale-out servers

•	Quanta QuantaGrid, QuantaPlex and Rackgo X servers

•	Joined the 25Gb Ethernet Consortium, reiterating the commitment to develop interoperable 25GbE solutions that increase the performance of data center networks

•
Introduced the Emulex OpenWorks™ Connector for the new Emulex OneConnect® OCec14000 Cloud Adapters, for bare metal adapter configuration management and provisioning/deployment in scale-out cloud environments

FY’15 Q1 Earnings Results
October 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Operations (unaudited, in thousands, except per share data)
	Three Months Ended
	September 28,	September 29,
	2014	2013
Net revenues	$103,809	$114,832

Cost of sales:
Cost of goods sold	36,616	39,691
Amortization of core and developed technology intangible assets	6,354	6,160
Expenses related to the Broadcom patents	1,725	1,497
Cost of sales	44,695	47,348
Gross profit	59,114	67,484

Operating expenses:
Engineering and development	33,640	40,411
Selling and marketing	16,652	19,092
General and administrative	7,089	9,629
Amortization of other intangible assets	600	1,604
Total operating expenses	57,981	70,736

Operating income (loss)	1,133	(3,252)

Non-operating (loss) income:
Interest income	1	4
Interest expense	(2,384)	(2)
Other (expense) income, net	(368)	152
Total non-operating (loss) income	(2,751)	154

Loss before income taxes	(1,618)	(3,098)

Income tax (benefit) provision	(899)	543

Net loss	$(719)	$(3,641)

Net loss per share:
Basic	$(0.01)	$(0.04)
Diluted	$(0.01)	$(0.04)

Number of shares used in net loss per share computations:
Basic	71,042	91,444
Diluted	71,042	91,444

FY’15 Q1 Earnings Results
October 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets (unaudited, in thousands)
	September 28,	June 29,
	2014	2014
Assets

Current assets:
Cash and cash equivalents	$174,140	$158,439
Accounts receivable, net	72,598	76,974
Inventories	21,274	25,831
Prepaid income taxes	4,919	2,839
Prepaid expenses and other current assets	16,344	17,190
Deferred income taxes	223	223
Total current assets	289,498	281,496

Property and equipment, net	58,603	59,908
Goodwill and intangible assets, net	349,572	356,526
Other assets	18,981	19,993
	$716,654	$717,923

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$24,596	$25,762
Accrued and other current liabilities	40,371	42,183
Total current liabilities	64,967	67,945

Convertible senior notes	147,915	146,478
Other liabilities	5,760	6,842
Deferred income taxes	15,550	15,550
Accrued taxes	26,462	26,462
Total liabilities	260,654	263,277

Total stockholders’ equity	456,000	454,646
	$716,654	$717,923

FY’15 Q1 Earnings Results
October 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statement of Cash Flows (unaudited, in thousands)
	Three Months Ended
	September 28,	September 29,
	2014	2013

Cash flows from operations:
Net loss	$(719)	$(3,641)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,528	12,568
Stock based compensation	3,531	4,572
Other reconciling items	1,855	105
Changes in assets and liabilities	4,651	(8,635)
Net cash provided by operating activities	20,846	4,969

Cash flows from investing activities:
Investment in property and equipment, net	(4,090)	(4,533)
Net cash used in investing activities	(4,090)	(4,533)

Cash flows from financing activities:
Other	(719)	(1,239)
Net cash used in financing activities	(719)	(1,239)

Effect of exchange rates on cash and cash equivalents	(336)	57

Net increase in cash & cash equivalents	15,701	(746)
Opening cash balance	158,439	105,637
Ending cash balance	$174,140	$104,891

FY’15 Q1 Earnings Results
October 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information

Reconciliation of GAAP Net Loss to Non-GAAP Net Income:

($000s)	Three Months Ended
	September 28,	September 29,
	2014	2013
GAAP net loss as presented above	$(719)	$(3,641)
GAAP loss per share as presented above	$(0.01)	$(0.04)
Shares used in GAAP loss per share computations	71,042	91,444

Items excluded from GAAP net loss to calculate non-GAAP net income:
Amortization of intangibles:
Cost of sales	$6,354	$6,160
Amortization of intangibles (operating expense)	600	1,604
Total amortization of intangibles	6,954	7,764
Stock-based compensation:
Cost of sales	116	89
Engineering and development	1,640	1,904
Selling and marketing	1,106	1,202
General and administrative	669	1,377
Total stock-based compensation	3,531	4,572
Site closure and other restructuring costs:
Cost of sales	36	—
Engineering and development	(93)	—
Selling and marketing	(657)	—
General and administrative	(19)	—
Total site closure and other restructuring costs	(733)	—
Expenses related to the Broadcom patents:
Cost of sales	1,725	1,497
Engineering and development	42	1,516
Selling and marketing	127	746
General and administrative	5	257
Total expenses related to the Broadcom patents	1,899	4,016
Expenses related to the acquisition of Endace:
Selling and marketing	—	21
General and administrative	—	352
Total expenses related to the acquisition of Endace	—	373
Expenses related to class action lawsuit:
General and administrative	179	—
Total expenses related to class action lawsuit	179	—
Accretion of debt discount on convertible senior notes	1,613	—
Tax impact of above items and U.S. GAAP tax valuation allowance	(2,262)	(695)
Impact on GAAP net loss	11,181	16,030

Non-GAAP net income	$10,462	$12,389
Non-GAAP diluted earnings per share	$0.14	$0.13
Diluted shares used in non-GAAP earnings per share computations	72,701	93,524

FY’15 Q1 Earnings Results
October 30, 2014

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:
	Three Months Ended
($000s)	September 28,	September 29,
	2014	2013
Revenue	$103,809	$114,832

GAAP gross margin	59,114	67,484
GAAP gross margin %	56.9%	58.8%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Amortization of intangibles	6,354	6,160
Stock-based compensation	116	89
Site closure and other restructuring costs	36	—
Expenses related to the Broadcom patents	1,725	1,497
Impact on gross margin	8,231	7,746

Non-GAAP gross margin	$67,345	$75,230
Non-GAAP gross margin %	64.9%	65.5%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:
	Three Months Ended
	September 28,	September 29,
($000s)	2014	2013

GAAP operating expenses, as presented above	$57,981	$70,736

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Amortization of intangibles	(600)	(1,604)
Stock-based compensation	(3,415)	(4,483)
Site closure and other restructuring costs	769	—
Expenses related to the Broadcom patents	(174)	(2,519)
Expenses related to the acquisition of Endace	—	(373)
Expenses related to class action lawsuit	(179)	—
Impact on operating expenses	(3,599)	(8,979)
Non-GAAP operating expenses	$54,382	$61,757

FY’15 Q1 Earnings Results
October 30, 2014

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income:
	Three Months Ended
($000s)	September 28,	September 29,
	2014	2013

GAAP operating income (loss) as presented above	$1,133	$(3,252)

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Amortization of intangibles	6,954	7,764
Stock-based compensation	3,531	4,572
Site closure and other restructuring costs	(733)	—
Expenses related to the Broadcom patents	1,899	4,016
Expenses related to the acquisition of Endace	—	373
Expenses related to class action lawsuit	179	—
Impact on operating income (loss)	11,830	16,725
Non-GAAP operating income	$12,963	$13,473

Guidance for Three Months Ending December 28, 2014

Non-GAAP diluted earnings per share guidance	$0.14 - $0.18

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP loss per share guidance:
Amortization of intangibles	(0.09)
Stock-based compensation	(0.05)
Expenses related to the Broadcom patents	(0.03)
Accretion of debt discount on convertible senior notes	(0.02)
Tax impact of above items and U.S. GAAP tax valuation allowance	0.01

GAAP loss per share guidance	($0.04 - $0.00)

FY’15 Q1 Earnings Results
October 30, 2014

Historical Net Revenue by Product Lines:
($000s)	Q1 FY 2015 Revenues	% Total Revenues	Q1 FY 2014 Revenues	% Total Revenues	% Change

Network Connectivity Products	$75,800	73%	$77,980	68%	(3)%
Storage Connectivity and Other Products	22,135	21%	26,755	23%	(17)%
Emulex Connectivity Division	97,935	94%	104,735	91%	(6)%
Network Visibility Products	5,874	6%	10,097	9%	(42)%
Total net revenues	$103,809	100%	$114,832	100%	(10)%

Historical Net Revenues by Channel:
($000s)	Q1 FY 2015 Revenues	% Total Revenues	Q1 FY 2014 Revenues	% Total Revenues	% Change

Revenues from OEM customers	$85,785	83%	$97,524	85%	(12)%
Revenues from distribution	14,555	14%	11,518	10%	26%
Other	3,469	3%	5,790	5%	(40)%
Total net revenues	$103,809	100%	$114,832	100%	(10)%

Historical Net Revenues by Territory:
($000s)	Q1 FY 2015 Revenues	% Total Revenues	Q1 FY 2014 Revenues	% Total Revenues	% Change

Asia-Pacific	$66,726	64%	$67,384	59%	(1)%
United States	21,694	21%	28,746	25%	(25)%
Europe, Middle East and Africa	13,355	13%	17,860	15%	(25)%
Rest of world	2,034	2%	842	1%	142%
Total net revenues	$103,809	100%	$114,832	100%	(10)%

FY’15 Q1 Earnings Results
October 30, 2014

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the first fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income and diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Site closure and other restructuring costs. We have recognized expenses related to an organizational restructure including closure and consolidation of certain facilities, as well as severance and related costs. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type may be incurred in future periods but are generally infrequent in nature.

Patent litigation damages, license fees and royalties related to the Broadcom patents. We have incurred expenses in the form of damages, sunset period royalties and settlement costs as a result of a judgment in a patent litigation proceeding with Broadcom and the related partial settlement and worldwide license agreement executed on July 3, 2012 (the Release Agreement). We believe that exclusion of these cost of sales expenses related to the Broadcom patents is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods.

Dismissal Agreement and mitigation expenses related to the Broadcom patents. Effective March 30, 2014, we have entered into a Dismissal and Standstill Agreement (Dismissal Agreement) agreeing to pay Broadcom, a non-refundable, non-cancelable dismissal and standstill fee of $5 million. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these operating expenses related to the Broadcom patents is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods.

Expenses related to the acquisition of Endace Limited. We have incurred various expenses in connection with our acquisition of Endace Limited including but not limited to legal fees, accounting fees, the mark-up on acquired

FY’15 Q1 Earnings Results
October 30, 2014

inventory, severance costs and realized translation loss. We believe that exclusion of these charges is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as these expenditures do not reflect a continuing cost of operating our current core business. In this regard, we note that expenses of this type relate to the acquisition of an operating business and, as such, are infrequent in nature but may occur in future periods in the event we make a material acquisition.

Expenses related to class action lawsuit. We have incurred expenses related to a class action lawsuit. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Accretion of debt discount on convertible senior notes. We have accreted debt discount in connection with the convertible senior notes. We believe that exclusion of this expense is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business but will continue in future periods until maturity of the convertible senior notes.

Valuation allowance for U.S. federal and state deferred tax assets. The Company has concluded that it is more likely than not that we will be unable to fully utilize the majority of our U.S. federal and state deferred tax assets. As a result, the Company has previously recorded a valuation allowance against those assets to the extent that they cannot be realized through net operating loss carrybacks to prior tax years.  We believe that eliminating the impact of a discrete adjustment of this nature and its continuing impact on our effective tax rate is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors.  In this regard, we note that adjustments of this type are generally infrequent in nature.

- - - - - - - - -

“Safe Harbor” Statement
"Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that actual future results could differ materially from those described in the forward-looking statements as a result of a variety of factors, including those discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.” Those factors and the factors listed below could cause actual results to differ materially from those in the forward-looking statements:

•
faster than anticipated declines in the demand for storage networking and fiber channel and slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems;

•
the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions and the emergence of new or stronger competitors as a result of consolidation movements in the market;

•
our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers or the failure of our OEM customers to successfully incorporate our products into their systems;

•	our reliance on a limited number of third-party suppliers and subcontractors for components and assembly, many of which are located outside of the United States;

•
the effect on our margins of rapid migration of technology and product substitution by customers, including transitions from application specific integrated circuit (ASIC) solutions to boards for selected applications and higher-end to lower-end products, mezzanine card products or modular Local Area Network (LAN) on Motherboard (LOMs);

•	the non-linearity and variability in the level of our revenue resulting from the variable and seasonal procurement patterns of our customers;

FY’15 Q1 Earnings Results
October 30, 2014

•	the possibility that our goodwill could become impaired in the near term which would result in a non-cash charge and could adversely affect our reported GAAP operating results;

•	any inadequacy of our intellectual property protection or our ability to obtain necessary licenses or other intellectual property rights on commercially reasonable terms;

•	our ability to attract and retain key technical personnel;

•	our ability to respond quickly to technological developments and to benefit from our research and development activities as well as government grants related thereto and delays in product development;

•
intellectual property and other litigation against us, with or without merit, that could result in substantial attorneys’ fees and costs, cause product shipment delays, loss of patent rights, monetary damages, costs associated with product or component redesigns and require us to indemnify customers or enter into royalty or licensing agreements, which may or may not be available;

•
our dependence on sales and product production outside of the United States so that our results could be affected by adverse economic, social, political and infrastructure conditions in those countries;

•
that we may fail to realize the anticipated benefits from the acquisition of Endace Limited (Endace) on a timely basis or at all which could result in an impairment of assets or be unable to complete the integration of Endace’s technology into our existing operations in a timely and efficient manner;

•	the effect of any actual or potential unsolicited offers to acquire us, proxy contests or the activities of activist investors;

•
weakness in domestic and worldwide macro-economic conditions, currency exchange rate fluctuations or potential disruptions in world credit and equity markets; terrorist activities, natural disasters, or general economic or political instability and any resulting disruption in our supply chain or customer purchasing patterns; and

•	changes in tax rates or legislation, accounting standards and other regulatory changes.

About Emulex
Emulex, a leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable unrivaled end-to-end application visibility, optimization and acceleration. The Company's I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia, New Zealand and Europe. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

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